UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                           FORM 8-K

                       CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(D)OF THE SECURITIES
                            EXCHANGE ACT OF 1934

                              April 3, 1997
                             (Date of Report)

                               March 25, 1997
                    (Date of earliest event reported)

                       ______________________________


                       Commission File Number 0-26816


                         IDX SYSTEMS CORPORATION
        (Exact name of registrant as specified in its charter)


Vermont    				   03-0222230
(State or other jurisdiction of	      (I.R.S. Employer
incorporation or organization)     		Identification No.)

                             1400 Shelburne Road
                         South Burlington, VT  05403
                 (Address of principal executive offices)

      Registrant's telephone number, including area code:  (802-862-1022)



                    Exhibit Index on Page 2 of 6

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ITEM 5:  OTHER EVENTS


	On March 25, 1997, the Company entered into an Agreement and Plan of Merger ("Agreement") with PHAMIS, Inc. ("PHAMIS"), a provider of acute care clinical and hospital-based information solutions. The merger, which has been approved by the Board of Directors of each company, is subject to regulatory and shareholder approval. The Agreement provides for the stockholders of PHAMIS to receive .73 shares of the Company's Common Stock for each share of PHAMIS Common Stock, subject to adjustment within a range of .68 to .80 shares of IDX Common Stock, based on an average market price per share of IDX. Approximately 6.1 million shares of Common Stock of PHAMIS are outstanding and subject to the exchange. Management expects that the merger, if consummated, will be accounted for under the pooling of interests method.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

EXHIBIT NO.	DESCRIPTION		 PAGE

99	       IDX News Release dated	     4
  	      March 25, 1997



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

SIGNATURES

	  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               IDX SYSTEMS CORPORATION
                               (Registrant)


Date:  April 3, 1997		    /s/ JOHN A. KANE
                             __________________________________
                             John A. Kane
                             Vice President, Finance and Administration
                             Chief Financial Officer, and Treasurer


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